Exhibit (h)(15)

Executive Summary Letter and

Revised Appendix A

April 25, 2025

State Street Bank and Trust Company

1 Iron Street

Boston, MA 02210

Attn: Fund Administration Department

Ladies and Gentlemen:

Reference is made to the Sub-Administration Agreement between us dated as of April 1, 2014, including Appendix A, as amended (the “Agreement”).

Pursuant to the Agreement, this letter agreement is to provide written notice of the addition of two funds. The additional funds are as follows: MML Invesco Discovery Large Cap Fund and MML Invesco Discovery Mid Cap Fund.

In accordance with the appointment provision of Section 1 of the Agreement, effective April 25, 2025, Appendix A to the Agreement is amended and restated in its entirety and replaced with a new Appendix A annexed hereto.

This letter agreement may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. The parties hereto consent to the use of electronic or digital technology for the execution of this letter agreement, and that delivery of the executed letter agreement or counterpart of the letter agreement by facsimile, e-mail transmission via portable document format (.pdf), Docusign, or other electronic means will be equally effective and binding as delivery of a manually executed letter agreement or counterpart or the letter agreement.

Very truly yours,

MML INVESTMENT ADVISERS, LLC

By:	/s/ Douglas Steele
Name:	Douglas Steele
Title:	President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Ellen Goldberg
Name:	Ellen Goldberg
Title:	Vice President
Effective Date:	April 25, 2025

ACKNOWLEDGED AND ACCEPTED BY MASSMUTUAL SELECT FUNDS

By:	/s/ Renée Hitchcock
Name:	Renée Hitchcock
Title:	CFO and Treasurer

ACKNOWLEDGED AND ACCEPTED BY MASSMUTUAL PREMIER FUNDS

By:	/s/ Renée Hitchcock
Name:	Renée Hitchcock
Title:	CFO and Treasurer

ACKNOWLEDGED AND ACCEPTED BY MASSMUTUAL ADVANTAGE FUNDS

By:	/s/ Renée Hitchcock
Name:	Renée Hitchcock
Title:	CFO and Treasurer

ACKNOWLEDGED AND ACCEPTED BY MML SERIES INVESTMENT FUND

By:	/s/ Renée Hitchcock
Name:	Renée Hitchcock
Title:	CFO and Treasurer

ACKNOWLEDGED AND ACCEPTED BY MML SERIES INVESTMENT FUND II

By:	/s/ Renée Hitchcock
Name:	Renée Hitchcock
Title:	CFO and Treasurer

Appendix A

MassMutual Select Funds

Portfolios

MassMutual 20/80 Allocation Fund
MassMutual 40/60 Allocation Fund
MassMutual 60/40 Allocation Fund
MassMutual 80/20 Allocation Fund
MassMutual Blue Chip Growth Fund
MassMutual Diversified Value Fund
MassMutual Equity Opportunities Fund
MassMutual Mid Cap Growth Fund
MassMutual Overseas Fund
MassMutual Select T. Rowe Price Bond Asset Fund
MassMutual Select T. Rowe Price International Equity Fund
MassMutual Select T. Rowe Price Large Cap Blend Fund
MassMutual Select T. Rowe Price Real Assets Fund
MassMutual Select T. Rowe Price Retirement 2005 Fund
MassMutual Select T. Rowe Price Retirement 2010 Fund
MassMutual Select T. Rowe Price Retirement 2015 Fund
MassMutual Select T. Rowe Price Retirement 2020 Fund
MassMutual Select T. Rowe Price Retirement 2025 Fund
MassMutual Select T. Rowe Price Retirement 2030 Fund
MassMutual Select T. Rowe Price Retirement 2035 Fund
MassMutual Select T. Rowe Price Retirement 2040 Fund
MassMutual Select T. Rowe Price Retirement 2045 Fund
MassMutual Select T. Rowe Price Retirement 2050 Fund
MassMutual Select T. Rowe Price Retirement 2055 Fund
MassMutual Select T. Rowe Price Retirement 2060 Fund
MassMutual Select T. Rowe Price Retirement 2065 Fund
MassMutual Select T. Rowe Price Retirement Balanced Fund
MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund
MassMutual Small Cap Growth Equity Fund
MassMutual Small Company Value Fund
MassMutual Total Return Bond Fund
MM S&P 500® Index Fund

MassMutual Premier Funds

Portfolios

MassMutual Balanced Fund
MassMutual Core Bond Fund
MassMutual Disciplined Growth Fund
MassMutual Diversified Bond Fund
MassMutual Global Fund
MassMutual High Yield Fund
MassMutual Inflation-Protected and Income Fund
MassMutual International Equity Fund
MassMutual Short-Duration Bond Fund
MassMutual Small Cap Opportunities Fund
MassMutual U.S. Government Money Market Fund*

MassMutual Advantage Funds

Portfolios

MassMutual Clinton Limited Term Municipal Fund
MassMutual Clinton Municipal Credit Opportunities Fund
MassMutual Clinton Municipal Fund
MassMutual Emerging Markets Debt Blended Total Return Fund
MassMutual Global Credit Income Opportunities Fund
MassMutual Global Floating Rate Fund

MML Series Investment Fund

Portfolios

MML Aggressive Allocation Fund
MML American Funds Core Allocation Fund
MML American Funds Growth Fund
MML Balanced Allocation Fund
MML Blue Chip Growth Fund
MML Conservative Allocation Fund
MML Equity Income Fund
MML Equity Index Fund
MML Focused Equity Fund
MML Foreign Fund
MML Fundamental Equity Fund
MML Fundamental Value Fund
MML Global Fund
MML Growth Allocation Fund
MML Income & Growth Fund
MML International Equity Fund
MML Large Cap Growth Fund
MML Managed Volatility Fund
MML Mid Cap Growth Fund
MML Mid Cap Value Fund
MML Moderate Allocation Fund
MML Small Cap Growth Equity Fund
MML Small Company Value Fund
MML Small/Mid Cap Value Fund
MML Sustainable Equity Fund
MML Total Return Bond Fund

MML Series Investment Fund II

Portfolios

MML Blend Fund
MML Dynamic Bond Fund
MML Equity Fund
MML Equity Rotation Fund
MML High Yield Fund
MML Inflation-Protected and Income Fund
MML Invesco Discovery Large Cap Fund
MML Invesco Discovery Mid Cap Fund
MML iShares® 60/40 Allocation Fund
MML iShares® 80/20 Allocation Fund

MML Managed Bond Fund
MML Short-Duration Bond Fund
MML Small Cap Equity Fund
MML Strategic Emerging Markets Fund
MML U.S. Government Money Market Fund*

* Portfolio does not require Form N-PORT Services.